                                                                   EXHIBIT 8.2
January 9, 1996

Microtec Research, Inc.
2350 Mission College Blvd.
Santa Clara, California 95054

Re: Federal Income Tax Consequences of Merger

Ladies and Gentlemen:

This opinion is being delivered to you in accordance with the Agreement and Plan of Merger dated as of October 9, 1995, as amended (the
"Merger Agreement"), among Mentor Graphics Corporation, an Oregon corporation ("Mentor Graphics"), M Acquisition Sub, Inc. ("Sub"), and Microtec Research, Inc., a Delaware corporation ("Microtec"). Pursuant to the Agreement and the exhibits, schedules and other documents related thereto (collectively, the "Merger Agreements"), Sub will merge with and into Microtec, with Microtec continuing as the surviving corporation (the "Merger").

Except as otherwise provided, capitalized terms referred to herein have the meanings set forth in the Merger Agreements. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

A.  Factual Basis and Assumptions

    We have acted as legal counsel to Microtec in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined (or will examine on or prior to the Closing of the Merger) and are relying (or will rely) upon, without any independent investigation or review thereof, the truth and accuracy now and at all relevant times up to and including the Effective Time of the Merger of the statements, covenants, representations and warranties made by the parties to the Merger in the following documents


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Microtec Research, Inc.
January 9, 1996
Page 2

(including all schedules and exhibits thereto):

    1.       The Merger Agreement;

    2. Representations made by certain shareholders of Microtec in the Shareholder Continuity of Interest Certificate attached hereto as Exhibit A;

    3. Representations made to us by Microtec and Mentor Graphics in a letter attached hereto as Exhibit B ("Representation Letter");

    4. The Proxy and Registration Statement on Form S-4 (File No. 33-63733) of Microtec and Mentor Graphics, including all amendments thereto (the "Proxy Statement/Registration"); and

    5. Such other instruments and documents related to the formation, organization and operation of Mentor Graphics, Sub and Microtec, or to the consummation of the Merger and the transactions contemplated thereby, as we have deemed necessary or appropriate to review.

In connection with rendering this opinion, we have assumed or obtained representations (and are relying thereon, without any independent investigation or review thereof) that:

    1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Closing of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof;

    2. Any representation or statement referred to above made "to the knowledge of" or otherwise similarly qualified is correct without such qualification. As to all matters in which a person or entity making a representation referred to above has represented that such person or entity either is not a party to, does not have, or is not aware of, any plan, intention, understanding or agreement, there is in fact no such plan, intention, understanding or agreement. In addition, in the case of any representation of statement referred to above relating to a person's or entity's intentions now and at all relevant times up to and including the Effective Time with respect to conduct following the Merger, such person or entity will in fact act in a manner consistent therewith.

    3. The Merger will be consummated pursuant to the Merger Agreement and will be effective under the laws of the State of Delaware, and each party to such Merger Agreement will comply with its respective representations, warranties, covenants and statements made therein;

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Microtec Research, Inc.
January 9, 1996
Page 3

    4. There is no plan or intention on the part of Microtec stockholders in the aggregate (a "Plan"), to engage in a sale, exchange, transfer, reduction of risk of ownership by short sale or otherwise, or other disposition of, directly or indirectly, (a "Sale") of shares of Mentor Graphics Stock to be issued to them in the Merger ("Parent Exchange Stock") that would reduce the Microtec stockholders' ownership of Parent Exchange Stock to a number of shares having a value, as of the Effective Time of the Merger, of less than fifty percent (50%) of the value of all of the formerly outstanding capital stock of Microtec as of the same date ("Outstanding Microtec Common Stock"). For purposes of this representation, a Sale of Parent Exchange Stock shall be considered to have occurred pursuant to a Plan: (i) to the extent cash is received in lieu of a fractional share of Parent Exchange Stock, or (ii) if such Sale occurs in a transaction that is in contemplation of or related to the Merger (a "Related Transaction"). In addition, for purposes of this assumption only, shares of Microtec Common Stock with respect to which a Sale occurs in any Related Transaction shall be considered to have been shares of Outstanding Microtec Common Stock that were then exchanged for Parent Exchange Stock in the Merger and then disposed of pursuant to a Plan.

    5. In accordance with the representations, warranties and covenants made in the Merger Agreement and the Representation Letter, the assets transferred by Sub to Microtec pursuant to the Merger represent at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Sub immediately prior to the Merger. At least ninety percent (90%) of the fair market value of the net assets, and at least seventy (70%) of the fair market value of the gross assets, held by Microtec immediately prior to the Merger will continue to be held by Microtec immediately after the Merger.

             For purposes of the preceding sentences, the following assets will be treated as property held by the Sub or Microtec immediately prior to the Merger for the purpose of determining the percentage of net and gross assets of Microtec and Sub held by Microtec immediately following the Merger: Assets used by Microtec to (i) pay expenses incurred in connection with the Merger, (ii) make any redemptions or distributions prior to the Merger and in contemplation thereof or in pursuance of the Plan of Merger, and (iii) assets disposed of by Microtec prior to or subsequent to the Merger and in contemplation thereof or pursuant to the Plan of Merger (including any asset disposed of by Microtec other than in the ordinary course of business pursuant to a plan or intent existing prior to the Merger.

    6. To the extent any expenses relating to the Merger (or the "plan of reorganization" within the meaning of Treas. Reg. 1.368-l(e) with respect to the Merger) are funded directly or indirectly by a party other than the incurring party, such expenses will be within the guidelines established in Rev. Rule. 73-54, 1973-1 C.B. 187.

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Microtec Research, Inc.
January 9, 1996
Page 4

Based on our examination of the foregoing items, and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that, for United States federal income tax purposes, the Merger will constitute a reorganization as defined in Section 368(a)(1)(A) and (a)(2)(E) of the Code. In such event, the following are the material United States federal income tax consequences that will result for holders of Microtec Common Stock:

    (a) No gain or loss should be recognized by the holders of Microtec Common Stock upon their receipt in the merger of the Parent Exchange Stock (except to the extent of cash received in lieu of a fractional share thereof) in exchange therefor;

    (b) The aggregate tax basis of the Parent Exchange Stock so received in the Merger (including any fractional share not actually received) should be the same as the aggregate tax basis of the Microtec Common Stock surrendered in exchange therefor;

    (c) The holding of the Parent Exchange Stock received in the Merger should include the period for which the Microtec Common Stock surrendered in exchange therefor was held, provided that the Microtec Common Stock is held as a capital asset at the time of the Merger; and

    (d) A fractional share of the Parent Exchange Stock not actually issued pursuant to the Merger but for which cash is received in lieu thereof should be treated as if a fractional share of Parent Exchange Stock had been issued in the Merger and then redeemed by Mentor Graphics. A Microtec stockholder receiving such cash should generally recognize gain or loss upon such payment equal to the difference (if any) between such stockholder's basis in the fractional share and the amount of cash received. Such gain or loss should be a capital gain or loss if, at the time of the Merger, Microtec Common Stock is held as a capital asset.

In addition to the matters set forth above, this opinion is subject to the following additional exceptions, limitations and qualifications:

    1. This opinion represents and is based upon our best judgment regarding the application of United States federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion expressly does not address the application of any tax laws other than United States federal income tax laws, including the tax laws of any country other than the United States and the tax laws of any state or local jurisdiction.

             Furthermore, our opinion is not binding upon the IRS or the courts, and there is no assurance that the IRS will not successfully assert a contrary position. Furthermore, no assurance

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Microtec Research, Inc.
January 9, 1996
Page 5

can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. We undertake no responsibility to advise you of any new developments in the application or interpretation of the United States federal income tax laws.

    2. This opinion addresses only the classification of the Merger as a reorganization under Section 368(a) of the Code. It does not address any other federal, state, local or foreign tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger). In particular, except as expressly stated in the preceding sentence, we express no opinion regarding:

             (a) whether and the extent to which any Microtec shareholder who has provided or will provide services to Microtec, Sub or Mentor Graphics will have compensation income under any provision of the Code;

             (b) the effects of such compensation income, including but not limited to the effect upon the basis and holding period of the Mentor Graphics stock received by any such stockholder in the Merger;

             (c) the potential application of the "golden parachute" provisions (Sections 280G, 3121 (v)(2) and 4999) of the Code, the alternative minimum tax provisions (Sections 55, 56 and 57) of the Code or Sections 305 and 306 of the Code, or the effect of the classification of Mentor Graphics, Sub or Microtec as a collapsible corporation within the meaning of Section 341 of the Code; and the regulations promulgated thereunder;

             (d) any consequences to Mentor Graphics, Sub or Microtec as a result of the Merger, including, but not limited to gain or loss, basis, holding period, or the survival and/or availability after the Merger of any federal income tax attributes, including any net operating loss carryover, after application of any provision of the Code, as well as the regulations promulgated thereunder; and

             (e) the tax consequences of the Merger that may be relevant to particular stockholders of Microtec such as dealers in securities, corporate stockholders subject to the alternative minimum tax, foreign persons, holders of warrants, and holders of shares acquired upon exercise of stock options or in other compensatory transactions.

    3. No opinion is expressed as to any transaction other than the Merger as described in the Merger Agreement or to any transaction whatsoever, including the Merger, if all the transactions

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Microtec Research, Inc.
January 9, 1996
Page 6

described in the Merger Agreement are not consummated in accordance with the terms of such Merger Agreement and without waiver of breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

    4. This opinion is intended solely for your benefit and the benefit of your stockholders and may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity without prior written consent. We hereby consent to inclusion of this opinion in the Proxy Statement/Registration and to the reference to our firm under the caption "Certain Income Tax Consequences -- United States" in the Proxy Statement/Registration.

Very truly yours,

Tomlinson Zisko Morosoli & Maser LLP

                                                                      Exhibit A

                       CONTINUITY OF INTEREST CERTIFICATE



         I am aware that pursuant to an Agreement and Plan of Merger dated as of October 9, 1995, amended as of November 6, 1995 (the "Merger Agreement") made and entered into by and among Mentor Graphics, Inc., a Delaware corporation ("Mentor Graphics"), M Sub Acquisition Corporation, a Delaware Corporation and a wholly-owned subsidiary of Mentor Graphics, Inc. ("Sub"), and Microtec Research, Inc., a Delaware corporation ("Microtec"), Sub will merge with and into Microtec Research, Inc. (the "Merger") in a transaction in which shares of Microtec Common Stock will be changed and converted into shares of Mentor Graphics Common.

         1.       The undersigned represents as follows:

                  (a) The undersigned is currently the owner of that number of shares of Microtec Common Stock set forth in Appendix A hereto (the "Shares") and has held the Shares at all times since April 1, 1995, unless otherwise set forth in Appendix A;

                  (b) The undersigned has no present plan or intent (a "Plan") to engage in a sale, exchange, transfer distribution (including a distribution by a partnership to its shareholders), redemption or reduction in any way of the undersigned's risk of ownership by short sale or otherwise, or other disposition, directly or indirectly (such actions being collectively referred to herein as a "Sale") of any shares of the Mentor Graphics Common to be received by the undersigned in the Merger ("Exchange Stock");

                  (c) The undersigned is not aware of, or participating in, any plan or intent on the part of the shareholders of Microtec (a "Plan") to engage in a Sale of the Exchange Stock to be received by such Microtec shareholders in the Merger such that the aggregate fair market value, as of the Effective Date of the Merger, of the shares of Exchange Stock subject to such Sales would exceed fifty percent (50%) of the aggregate fair market value of all shares of outstanding Microtec stock immediately prior to the Merger ("Outstanding Microtec Capital Stock"). A Sale of Exchange Stock shall be considered to have occurred pursuant to a Plan if, among other things, such Sale occurs in a transaction that is in contemplation of, or related or pursuant to, the Merger or the Merger Agreement (a "Related Transaction"). In addition, shares of Microtec stock with respect to which a pre-Merger Sale occurs in a Related Transaction shall be considered to be shares of Outstanding Microtec Capital Stock that are exchanged for shares of Exchange Stock which are disposed of pursuant to a Plan;

                  (d) The undersigned has not engaged in a Sale of any shares of Microtec Common Stock (including the Shares) at any time since April 1, 1995, unless otherwise set forth in Appendix A;

                  (e) The representations contained herein shall be true and correct at all times from the date hereof through the date the Merger occurs, except to the extent the undersigned notified Microtec in writing in a manner received by Microtec prior to the Merger; and

                  (f) The undersigned has consulted such legal and financial counsel as the undersigned deemed appropriate in connection with the execution of this Certificate.

         2. The undersigned has no present plan or intent to engage in a Sale of the Shares (other than in exchange for Exchange Stock in the Merger).

         3. The undersigned does not intend to take a position on any federal or state income tax return that is inconsistent with the treatment of the Merger as a tax-free reorganization for federal or state income tax purposes.

         4. The undersigned understands that Mentor Graphics, Sub, Microtec, their respective shareholders and counsel for Microtec and Mentor Graphics (in connection with rendering its opinion that the Merger will constitute a tax-free reorganization for federal income tax purposes) will be relying on (i) the truth and accuracy of the representations contained herein, and (ii) the undersigned's performance of the obligations set forth herein.

         IN WITNESS WHEREOF, the undersigned has executed the foregoing Certificate this ___th day of December, 1995.

                                                       _________________________

                                                   By: _________________________

                                                 Title: ________________________

                                   APPENDIX A

Name of Shareholder: ___________________________________________________________

Type of Entity*: _______________________________________________________________

         *(individual, corporation, partnership, other - please specify)


                    Number of Shares                        Date of Such
Number of Shares    Sold or Otherwise    Number of Shares   Disposition or
of Microtec         Disposed of Since    Acquired Since     Acquisition (on or
Owned on 4/1/95     4/1/95               4/1/95             after (4/1/95)

                                                                     Exhibit B

                            REPRESENTATION LETTER
                               January 9, 1996


TOMLINSON ZISKO MOROSOLI & MASER LLP           VENTURE LAW GROUP
200 Page Mill Road, Second Floor               A Professional Corporation
Palo Alto, CA 94386                            2800 Sand Hill Road
                                               Menlo Park, CA 94025


RE: Merger Pursuant to Agreement and Plan of Merger ("Agreement of Merger") dated as of October 9, 1995, amended as of November 6, 1995, among Mentor Graphics Corporation ("Mentor Graphics"), M Acquisition Sub, Inc. ("Sub"), and Microtec Research, Inc. ("Microtec").

Ladies and Gentlemen:

This letter is supplied to you in connection with your tax opinion pursuant to
Section 6.1(f) of the Agreement of Merger and related exhibits (collectively referred to herein as the "Agreement"). All Section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code"). Capitalized terms not defined herein have the meanings set forth in the Agreement.

A.       REPRESENTATIONS OF MENTOR GRAPHICS AND SUB

         Mentor Graphics and Sub hereby certify that the following facts are true as of the date hereof (and will be true at all times up to and including the Effective Time of the Merger):

         1. Mentor Graphics and Sub have significant, bona fide, non-tax business reasons for participating in the Merger.

         2. Mentor Graphics has no plan or intention to redeem or otherwise reacquire any of the Mentor Graphics Capital Stock to be issued in the Merger.

         3. Following the Merger, Mentor Graphics will cause Microtec to continue to conduct the historic business of Microtec as a wholly-owned subsidiary of Mentor Graphics, and Mentor Graphics will either continue such business or cause Microtec to continue to use a significant portion of Microtec's historic business assets in a business.

         4. At all times prior to the Merger, Mentor Graphics has owned all of the outstanding equity interests in Sub (including rights to acquire an equity interest in Sub, if any). Accordingly, prior to the Merger, Mentor Graphics will be in control of Sub within the meaning of Section 368(c) of the Code. Mentor Graphics formed Sub solely for the purpose of effecting the Merger and, at all times prior to the Effective Time of the Merger, Sub does not and will not conduct any business or investment activities and has no liabilities except possible liabilities for organizational expenses and expenses in connection with the Merger.

         5. Mentor Graphics has no plan or intention to transfer ownership, sell, or otherwise dispose of any shares of Sub's stock (other than in the Merger), to liquidate Sub, to merge Sub with and into another corporation (other than Microtec), or to cause Sub to sell or otherwise dispose of any portion of Sub's assets other than in the ordinary course of business or to Microtec pursuant to the Merger.


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Tomlinson Zisko Morosoli & Maser LLP
Venture Law Group, A Professional Corporation
Page 2



         6. After the Merger, Mentor Graphics will be in control of Microtec within the meaning of Section 368(c) of the Code. Mentor Graphics has no plan or intention to transfer ownership or otherwise dispose of any such equity interest in Microtec, to liquidate Microtec, to merge Microtec with any other corporation (including Mentor Graphics), or to cause Microtec (i)to issue additional equity interests, or (ii) to sell or otherwise dispose of or transfer any portion of Microtec's assets (including those acquired from Sub) other than in the ordinary course of business or to make payments contemplated by the Agreement.

         7. No compensation paid pursuant to employment, consulting or non-competition agreements arising in connection with the Merger, if any, between Mentor Graphics or Sub (or any member of a controlled group within the meaning of Section 1563 of the Code, determined without regard to Section 1563(b)(2) ("Controlled Group") in which Mentor Graphics is a member) and any holder of Microtec Common Stock or any other interest in Microtec considered equity for tax purposes or otherwise will be separate consideration for, or allocable to, the exchange of shares of Mentor Graphics Common. None of the shares of Mentor Graphics Common will be received in exchange for, or allocable to, services or any covenant not to compete.

         8. Neither Mentor Graphics nor Sub is an "investment company" as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

         9. Neither Mentor Graphics nor Sub is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         10. In connection with the Merger, no shareholder of Microtec is acting as an agent or on behalf of Mentor Graphics or any member of a Controlled Group in which Mentor Graphics is a member.

         11.      No stock of Sub will be issued in the Merger.

         12. Neither Mentor Graphics, Sub, nor any member of a Controlled Group within the meaning of Section 1563 of the Code in which Mentor Graphics is a member owns or has owned within the preceding five years, directly or indirectly, any Microtec Common Stock.

         13. Sub will have no liabilities assumed by Microtec (other than its expenses incurred in connection with this transaction), and will not transfer to Microtec any assets subject to liabilities, in the transaction.

         14. Mentor Graphics hereby confirms the truth and accuracy of each of the representations made by it and by Sub in the Merger Agreement.

         15. Mentor Graphics and Sub are authorized to make all the representations made by them and set forth herein.

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Tomlinson Zisko Morosoli & Maser LLP
Venture Law Group, A Professional Corporation
Page 3


B.       REPRESENTATIONS OF MICROTEC

         Microtec hereby certifies that the following facts are true as of the date hereof (and will be true at all times up to and including the Effective Time of the Merger):

         1. Microtec has significant, bona fide, non-tax business reasons for participating in the Merger.

         2. Other than in the ordinary course of its business or as disclosed in the Agreement, Microtec has made no transfer of any of its assets in contemplation of the Merger or during the period commencing with the active conduct of negotiations with Mentor Graphics or Sub regarding the Merger and ending immediately prior to the Effective Time of the Merger (the "Pre-Merger Period"). For the purposes of this paragraph, a transfer of assets includes any distribution of assets with respect to stock or in redemption of stock other than the possible repurchase of unvested shares, if any, held by employees.

         3. Except as disclosed in the Agreement of Merger, at the time of the Merger, (i) Microtec shall have no outstanding warrants, options, or convertible securities nor any other type of right outstanding pursuant to which any person could acquire shares of Microtec Common Stock, and (ii) Microtec shall have no outstanding equity interest other than shares of Microtec Common Stock and rights to acquire Microtec Common Stock. No right to acquire Microtec Capital Stock exists which, if exercised, would affect Mentor Graphics' acquisition and retention of control of Microtec within the meaning of Section 368(c) of the Code.

         4. The liabilities of Microtec have been incurred by Microtec in the ordinary course of its business and are associated with the assets of Microtec's business operations.

         5. The fair market value of the assets of Microtec will, at the Effective Time of the Merger, equal or exceed the sum of the aggregate liabilities of Microtec, plus the amount of liabilities, if any, to which such assets are subject.

         6. Except as disclosed in the Agreement, no redemptions of or distributions on Microtec Common Stock have occurred or will occur during the Pre-Merger Period.

         7. Employment, consulting or non-competition agreements arising in connection with the Merger, if any, between Microtec (or any member of a Controlled Group in which Microtec is also a member) and any holder of Microtec Common Stock or any other interest in Microtec considered equity for tax purposes, are for services actually rendered. No compensation paid pursuant to such agreements or otherwise represents consideration for the exchange of shares of Microtec Common Stock in the Merger None of the shares of Parent Common Stock will be received in exchange for, or allocable to, services or any covenant not to compete.

         8. Microtec is not and will not be at the Effective Time of the Merger an "investment company" as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

         9. Microtec is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.


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Tomlinson Zisko Morosoli & Maser LLP
Venture Law Group, A Professional Corporation
Page 4



         10. Following the Merger, Microtec will not issue additional equity interests that would result in Mentor Graphics losing control of Microtec within the meaning of Section 368(c) of the Code.

         11. In the Merger, shares of Microtec Common Stock representing control of Microtec, as defined in Section 368(c) of the Code, will be exchanged solely for voting stock of Mentor Graphics. For purposes of this representation, shares of Microtec Common Stock exchanged for cash or other property originating with Mentor Graphics will be treated as outstanding Microtec Common Stock on the date of the Merger.

         12. Microtec confirms the truth and accuracy of each of the representations made by it in the Agreement.

         13. Microtec is authorized to make all of the representations made by it and set forth herein.

C.       JOINT REPRESENTATIONS

         Mentor Graphics, Sub, and Microtec hereby certify that the following facts are true as of the date hereof (and will be true at all times up to and including the Effective Time of the Merger):

         1. The Merger is the result of arm's length negotiations between the parties.

         2. Except as to fractional shares which will be canceled in exchange for cash, each share of Microtec Common Stock outstanding immediately prior to the Merger will be converted into and exchanged for the number of shares of Parent Common Stock as determined in accordance with the Agreement (such shares of Parent Common Stock shall be referred to hereinafter as "Parent Exchange Stock").

         3. The fair market value of the Parent Exchange Stock and other consideration, if any, received by each Microtec shareholder will be approximately equal to the fair market value of the shares of Microtec Stock surrendered in exchange therefor. Microtec shareholders will receive no consideration other than Parent Exchange Stock (except to the extent of cash received in lieu of fractional shares of Parent Exchange Stock) in exchange for their shares of Microtec Common Stock. The aggregate consideration received by Microtec shareholders in exchange for their Microtec Common Stock will be approximately equal to the fair market value of all shares of Outstanding Microtec Common Stock (as defined below).

         4. The payment of cash in lieu of fractional shares of Parent Exchange Stock is made solely for the purpose of avoiding the expense and inconvenience of issuing and transferring fractional shares and does not represent separately bargained for consideration. The total cash consideration that will be paid at the time of such conversion instead of issuing fractional shares of Parent Exchange Stock will not exceed one percent (1%) of the total consideration that will be paid to Microtec shareholders at the time they exchange their shares of Microtec Common Stock for Parent Exchange Stock.

Tomlinson Zisko Morosoli & Maser LLP
Venture Law Group, A Professional Corporation
Page 5


         5. Pursuant to the Merger, Sub will merge with and into Microtec and Microtec will acquire all of the assets and liabilities of Sub. The assets transferred to Microtec pursuant to the Merger represents at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Sub immediately prior to the Merger. In addition, at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Microtec immediately prior to the Merger will continue to be held by Microtec immediately after the Merger. For purposes of this representation, the following assets will be treated as property held by Microtec or Sub, as the case may be, immediately prior to the Merger (but not subsequent thereto) in determining the percentage of Microtec's and Sub's net and gross assets held by Microtec immediately following the
Merger: (i) assets disposed of by Microtec or Sub (other than assets transferred from Sub to P in the Merger) prior to or subsequent to the Merger and in contemplation thereof or pursuant to the Agreement (including any asset disposed of by Microtec other than in the ordinary course of business pursuant to a plan or intent existing during the Pre-Merger Period); (ii) assets used by Microtec or Sub to pay expenses incurred in connection with the Merger, if any; and (iii) assets used to make any redemptions, distributions, or other payments in respect of Microtec Common Stock or rights to acquire such stock (including payments treated as such for tax purposes) that are made prior to the Merger and in contemplation thereof (except for regular, normal dividends).

         6. After due inquiry of certain officers, directors and shareholders of Microtec, Mentor Graphics, Sub, and Microtec have no knowledge of and believe there is no plan or intention on the part of Microtec shareholders in the aggregate (a "Plan"), to engage in a sale, exchange, transfer, reduction of risk of ownership by short sale or otherwise, or other disposition of, directly or indirectly, (a "Sale") of shares of Parent Exchange Stock to be issued to them in the Merger that would reduce the Microtec shareholders' ownership of Parent Exchange Stock to a number of shares having a value, as of the Effective Time of the Merger, of less than fifty percent (50%) of the value of all of the formerly outstanding capital stock of Microtec as of the same date ("Outstanding Microtec Common Stock"). For purposes of this representation, a Sale of Parent Exchange Stock shall be considered to have occurred pursuant to a Plan: (i) to the extent cash is received in lieu of a fractional share of Parent Exchange Stock, or (ii) if such Sale occurs in a transaction that is in contemplation of or related to the Merger (a "Related Transaction"). In addition, for purposed of this representation only, shares Microtec Common Stock with respect to which a Sale occurs in any Related Transaction shall be considered to have been shares of Outstanding Microtec Common Stock that were then exchanged for Parent Exchange Stock in the Merger and then disposed of pursuant to a Plan. Moreover, shares of Microtec capital stock and shares of Mentor Graphics Common held by Microtec shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation.

         7. Except as disclosed in the Agreement, the shares of Parent Exchange Stock issued pursuant to the Merger will not be subject to any restriction whatsoever (other than any restrictions imposed under any applicable securities laws or for pooling-of-interest requirements).

         8. There is no intercorporate indebtedness existing between Mentor Graphics and Microtec, or between Sub and Microtec that was issued, acquired, or will be settled at a discount in the Merger or in a transaction related to the Merger.

Tomlinson Zisko Morosoli & Maser LLP
Venture Law Group, A Professional Corporation
Page 6



         9. Mentor Graphics, Sub, Microtec, and shareholders of Microtec shall each bear their respective expenses, if any, incurred in connection with the Merger. To the extent any such expenses are not paid by the incurring a party, such expenses are within the guidelines established in Rev. Rul. 73-54, 1973-1 C.B. 187. Neither Mentor Graphics, Sub, Microtec, nor any member of a Controlled Group in which Mentor Graphics or Microtec is also a member is directly or indirectly funding or guaranteeing the expenses of any Microtec shareholder in connection with the Merger and all transactions and proceedings relating thereto.

         10. No shares of Sub have been or will be used as consideration or issued to shareholders of Microtec in the Merger.

D.       LIMITATIONS ON THE TAX OPINION

         1. Mentor Graphics, Sub, and Microtec have read the opinion and we each understand all the limitations and qualifications to which your opinion are subject and the items upon which you have relied in rendering your opinion.

         2. The undersigned recognize that your opinion will be base upon the representations in this letter and that such opinion may not be relied upon if, among other things, any representation is not accurate in all material respects at all relevant times.

         3. The undersigned recognize that your opinion will not address any consequence of either the Merger or any action taken in connection therewith except as expressly set forth therein.

Very truly yours,

MENTOR GRAPHICS CORPORATION

By:________________________________
Title:_____________________________

M ACQUISITION SUB, INC.                     MICROTEC RESEARCH, INC.

By:________________________________         By:__________________________
Title:_____________________________         Title:_______________________